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                                                                    EXHIBIT 23.1


                      CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85556, No. 333-07409, No. 333-13887 and No.
333-62767) and in the Prospectus constituting part of the Registration Statement on Form S-3 (No. 333-11391, No. 333-23317 and No. 333-63991) of
Oryx Technology Corp. of our report dated May 22, 1998, appearing on Page F-2 of this Annual Report on Form 10-KSB/A2 for the year ended February 28, 1998.

/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP


San Jose, California
October 13, 1998